UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, John R. Miner, Regional President, notified Infinity Insurance Company of his intent to resign as an officer and director of Infinity Insurance Company and certain of its subsidiaries and affiliates, effective as of August 31, 2007. As a result of this resignation, the employment agreement (the “Employment Agreement”) between Infinity Insurance Company and Mr. Miner, dated January 1, 2006 and filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 5, 2006, shall terminate as of August 31, 2007. Mr. Miner will be entitled to receive post-termination benefits associated with a resignation for Good Reason pursuant to Section 3.3 of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Secretary

July 23, 2007